UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	13-4275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	PLOW	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 8, 2020, Douglas Dynamics, Inc. (the “Company”), as guarantor, and its wholly-owned subsidiaries, Douglas Dynamics, L.L.C. (“DDI LLC”), Douglas Dynamics Finance Company (“DDI Finance”), Fisher, LLC (“Fisher”), Trynex International LLC (“Trynex”), Henderson Enterprises Group, Inc. (“Enterprises”), Henderson Products, Inc. (“Products”), and Dejana Truck & Utility Equipment Company, LLC (“Dejana”), as borrowers (collectively, the “Borrowers”), entered into a Third Amended and Restated Credit and Guaranty Agreement (the “Revolving Credit Agreement”) with the banks and financial institutions listed in the Revolving Credit Agreement, as lenders, J.P. Morgan Securities LLC and CIBC Bank USA, as joint bookrunners and joint lead arrangers, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and CIBC Bank USA, as syndication agent. The Revolving Credit Agreement was an amendment and restatement of an existing Second Amended and Restated Credit and Guaranty Agreement, dated as of December 31, 2014, as previously amended, restated, amended and restated, supplemented or modified. The following summary of the material terms of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Revolving Credit Agreement provides for a senior secured revolving credit facility in the amount of $100.0 million, of which $10.0 million will be available in the form of letters of credit and $10.0 million will be available for the issuance of short-term swingline loans. The Revolving Credit Agreement also allows the Borrowers to request the establishment of one or more additional revolving commitments in an aggregate amount not in excess of $50.0 million, subject to specified terms and conditions. The availability of credit under the facility is limited by a borrowing base, which is 85% of the eligible accounts receivable of the Borrowers, plus the lesser of 70% of the cost and 85% of the net recovery value of eligible inventory, plus certain cash and cash equivalents, less $7.5 million until an acceptable field exam is completed, less any reserves established by the collateral agent or administrative agent, all as defined in the Revolving Credit Agreement. The final maturity date of the Revolving Credit Agreement is June 8, 2023.

The Borrowers will be required to pay a fee for unused amounts under the Revolving Credit Agreement in an amount ranging from 0.375% to 0.50% of the unused portion of the facility, depending on the utilization of the facility. The Revolving Credit Agreement provides that the Borrowers have the option to select whether borrowings will bear interest at either (i) a margin ranging from 1.75% to 2.25% per annum, depending on the utilization of the facility, plus the London Interbank Offered Rate for the applicable interest period multiplied by the Statutory Reserve Rate (as defined in the Revolving Credit Agreement) or (ii) a margin ranging from 0.75% to 1.25% per annum, depending on the utilization of the facility, plus the greatest of (which if the following would be less than 2.00%, such rate shall be deemed to be 2.00%) (a) the Prime Rate (as defined in the Revolving Credit Agreement) in effect on such day, (b) the NYFRB Rate (as defined in the Revolving Loan Credit Agreement) plus 0.50% and (c) the London Interbank Offered Rate for a one month interest period multiplied by the Statutory Reserve Rate plus 1%. If the London Interbank Offered Rate for the applicable interest period is less than 1.00%, such rate shall be deemed to be 1.00% for purposes of calculating the foregoing interest rates in the Revolving Credit Agreement.

On June 8, 2020, DDI LLC, as borrower, and the Company, DDI Finance, Fisher, Trynex, Enterprises, Products, and Dejana as guarantors, also entered into an Amendment and Restatement Agreement (the “Term Loan Amendment and Restatement Agreement”) with the banks and financial institutions listed therein, as lenders, JPMorgan Chase Bank, N.A., as collateral agent and administrative agent, in respect of the Second Amended and Restated Credit and Guaranty Agreement, dated as of June 8, 2020 (the “Term Loan Credit Agreement”), set forth as Exhibit A to Term Loan Amendment and Restatement Agreement. The Term Loan Amendment and Restatement Agreement was an amendment and restatement of an existing Amended and Restated Credit and Guaranty Agreement, dated as of December 31, 2014, as previously amended, restated, amended and restated, supplemented or modified. The following summary of the material terms of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Amendment and Restatement Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The Term Loan Credit Agreement provides for a senior secured term loan facility in the aggregate principal amount of $275.0 million and generally bears interest at (at DDI LLC’s election) either (i) 2.75% per annum plus the greatest of (which if the following would be less than 2.00%, such rate shall be deemed to be 2.00%) (a) the Prime Rate (as defined in the Term Loan Credit Agreement) in effect on such day, (b) the NYFRB Rate (as defined in the Term Loan Credit Agreement) plus 0.50% and (c) 1.00% plus the greater of (1) the London Interbank Offered Rate for a one month interest period multiplied by the Statutory Reserve Rate multiplied by the Statutory Reserve Rate (as defined in the Term Loan Credit Agreement) and (2) 1.00% or (ii) 3.75% per annum plus the greater of (a) the London Interbank Offered Rate for the applicable interest period multiplied by the Statutory Reserve Rate and (b) 1.00%. If the London Interbank Offered Rate for the applicable interest period is less than 1.00%, such rate shall be deemed to be 1.00% for purposes of calculating the foregoing interest rates in the Term Loan Credit Agreement. The Term Loan Credit Agreement also allows DDI LLC to request the establishment of one or more additional term loan commitments in an aggregate amount not in excess of $100.0 million subject to specified terms and conditions, which amount may be further increased so long as the First Lien Debt Ratio (as defined in the Term Loan Credit Agreement) is not greater than 3.25 to 1.00. The final maturity date of the Term Loan Credit Agreement is June 8, 2026. DDI LLC applied the proceeds of the Term Loan Credit Agreement to refinance its existing senior secured term loan facility under the Prior Term Loan Credit Agreement (as defined below) and for the payment of transaction consideration and expenses in connection with the Revolving Credit Agreement and the Term Loan Credit Agreement.

The Revolving Credit Agreement and the Term Loan Credit Agreement include customary representations, warranties and negative and affirmative covenants, as well as customary events of default and certain cross default provisions that could result in acceleration of the Revolving Credit Agreement or the Term Loan Credit Agreement. In addition, the Revolving Credit Agreement requires the Company to have a Fixed Charge Coverage Ratio (as defined in the Revolving Credit Agreement) of not less than 1.0 to 1.0 at any time when the excess availability of the Borrowers is less than the greater of $10,000,000 and 10.0% of the revolving commitments.

The Revolving Credit Agreement is secured by substantially all of the personal property of the Company and the Borrowers owned as of June 8, 2020 or acquired thereafter. The Term Loan Credit Agreement is secured by substantially all of the assets of the Company and the Borrowers owned as of June 8, 2020 or acquired thereafter.

Item 1.02.	Termination of Material Definitive Agreements.

In conjunction with the entry into the Revolving Credit Agreement and Term Loan Amendment and Restatement Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference herein, (i) the $275.0 million currently outstanding under the term loan facility under the Amended and Restated Credit and Guaranty Agreement, dated as of December 31, 2014, among the Company, DDI LLC, DDI Finance, Fisher, Trynex, Enterprises, Products, Dejana the lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (the “Prior Term Loan Credit Agreement”), was repaid or incorporated into the Term Loan Credit Agreement, and the Prior Term Loan Credit Agreement was terminated, and (ii) the $100.0 million revolving loan under the Second Amended and Restated Credit and Guaranty Agreement, dated as of December 31, 2014, among the Company, DDI LLC, DDI Finance, Fisher, Trynex, Enterprises, Products, Dejana the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (the “Prior Revolving Credit Agreement”), was repaid or incorporated into the Revolving Credit Agreement, and the Prior Revolving Credit Agreement was terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Third Amended and Restated Credit and Guaranty Agreement, dated as of June 8, 2020, among Douglas Dynamics, L.L.C., Douglas Dynamics Finance Company, Fisher, LLC, Trynex International LLC, Henderson Enterprises Group, Inc., Henderson Products, Inc., and Dejana Truck & Utility Equipment Company, LLC, as borrowers, Douglas Dynamics, Inc., as guarantor, the banks and financial institutions listed therein, as lenders, J.P. Morgan Securities LLC and CIBC Bank USA, as joint bookrunners and joint lead arrangers, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and CIBC Bank USA, as syndication agent.

(10.2)	Amendment and Restatement Agreement, dated as of June 8, 2020, among Douglas Dynamics, L.L.C., as borrower, Douglas Dynamics, Inc., Douglas Dynamics Finance Company, Fisher, LLC, Trynex International LLC, Henderson Enterprises Group, Inc., Henderson Products, Inc., and Dejana Truck & Utility Equipment Company, LLC, as guarantors, the banks and financial institutions listed therein, as lenders, and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent.

(104.1)	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS DYNAMICS, INC.

Date: June 11, 2020	By:	/s/ Sarah Lauber
Sarah Lauber
Chief Financial Officer and Secretary